Exhibit 10.37

Grant No.:

Restricted Stock Unit Notice

Under the

Unilife Corporation

Amended And Restated

2009 Stock Incentive Plan

Name of Grantee:

This Notice evidences restricted stock units (each, a “RSU,” and collectively, the “RSUs”) of Unilife Corporation, a Delaware corporation (the “Company”) that have been granted to you pursuant to the Unilife Corporation Amended and Restated 2009 Stock Incentive Plan (the “Plan”) and the terms of the attached Restricted Stock Unit Award Agreement (the “Agreement”).  This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein.  Each RSU represents the Company’s commitment to issue one share of the Company’s common stock at a future date, subject to the terms of the Agreement and the Plan.

Grant Date:

Number of RSUs:

Vesting Schedule:  The RSUs subject hereto will vest as follows:

25% of the RSUs will vest on [ ];

25% of the RSUs will vest on [ ]; and

50% of the RSUs will vest on [ ];

provided in each case that you remain in continuous service with the Company through that date.  In addition, the vesting of all of the RSUs will accelerate in full (i) immediately prior to and contingent upon the occurrence of a Change in Control, provided that you remain in continuous service with the Company through the date of that transaction, or (ii) upon cessation of your service with the Company due to your death or Disability.

Unilife Corporation	Date

I acknowledge that I have carefully read the Agreement and the prospectus for the Plan.  I agree to be bound by all of the provisions set forth in those documents.  I also consent to electronic delivery of all notices or other information with respect to the RSUs or the Company.

Signature of Grantee	Date

Restricted Stock Unit Award Agreement
under the
Unilife Corporation
Amended And Restated
2009 Stock Incentive Plan

1.Terminology.  Unless the context herein otherwise requires or as otherwise provided in this Agreement, capitalized terms used herein are defined in the notice to which this Agreement is attached (the “Notice”) or in the Plan.

2.Vesting.  The RSUs subject hereto will become vested and nonforfeitable as follows:

(a)25% of the RSUs will vest on [ ];

(b)25% of the RSUs will vest on [ ]; and

(c)50% of the RSUs will vest on [ ];

provided in each case that you remain in continuous service with the Company through the applicable vesting date.  In addition, the vesting of all otherwise unvested RSUs will accelerate in full (i) immediately prior to and contingent upon the occurrence of a Change in Control, provided that you remain in continuous service with the Company through the date of that transaction, or (ii) upon cessation of your service with the Company due to your death or Disability.  If your service ceases for any reason other than due to death or Disability, all RSUs that then remain subject to forfeiture will be immediately and automatically forfeited.

3.Restrictions on Transfer.  Neither this Agreement nor any of the RSUs may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and the RSUs shall not be subject to execution, attachment or similar process or in any other manner be made subject to a hedge transaction or puts and calls.  All rights with respect to this Agreement and the RSUs shall be exercisable during your lifetime only by you or your guardian or legal representative.  The RSUs may be transferred upon your death by last will and testament or under the laws of descent and distribution.

4.Dividend Equivalent Payments.  You are not entitled to receive any cash dividends or dividend equivalent payments with respect to the RSUs. The Company shall make no adjustment for cash dividends, distributions or other rights for which the record date is before the date the shares of Common Stock are issued upon settlement of the RSUs.

5.Settlement of RSUs.  Your vested RSUs will be settled via the issuance of Common Stock as described herein not later than March 15th of the year following the calendar year in which the applicable vesting date occurs.  You are not required to make any monetary payment (other than any tax withholding or social insurance contribution that may be required under applicable law) as a condition to settlement of the RSUs.  The Company will issue to you, in settlement of your vested RSUs, the number of whole shares of Common Stock that equals the number of whole vested RSUs, and those RSUs will cease to be outstanding upon your receipt of such settlement payment.  Upon issuance of such shares, you will be reflected as the owner of record on the Company’s books and the Company will retain the shares of Common Stock in uncertificated book entry form.  Alternatively, upon your request, the Company will deliver a share certificate to you or deliver a share electronically or in certificate form to your designated broker on your behalf, for the issued shares.  Fractional RSUs will be settled, if at all, in cash.  In the event of your death, settlement of your RSUs will be made in the same manner on behalf of your estate.

6.Adjustments for Corporate Transactions and Other Events.

(a)Stock Dividend, Stock Split and Reverse Stock Split.  Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of outstanding RSUs shall, without further action of the Administrator, be adjusted to reflect such event.  The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding RSUs as a result of the stock dividend, stock split or reverse stock split.  Adjustments under this paragraph will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)Merger, Consolidation and Other Events.  If there occurs a merger or consolidation of the Company and the Common Stock is be converted into other securities, the RSUs shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled.  If the stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled, in the same manner and to the same extent as the RSUs.

7.Non‑Guarantee of Employment.  Nothing in the Plan or this Agreement shall alter your service relationship with the Company, nor be construed as a contractual right of you to continue in a service relationship with the Company for any particular period of time or at any particular rate of compensation, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any RSUs.

8.Rights as Stockholder.  Neither you nor any other person claiming through you shall have any rights with respect to any shares of Common Stock subject to the RSUs, including without limitation, any voting rights, unless and until such shares are duly issued and delivered to you. The Company shall make no adjustment for cash dividends, distributions or other rights for which the record date is before the date the shares of Common Stock are issued.

9.The Company’s Rights.  The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.Restrictions on Issuance of Shares.  The issuance of shares of Common Stock upon settlement of the RSUs shall be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the RSUs, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.  Even following the issuance of shares of Common Stock upon settlement of the RSUs, any transfer of those shares (or of any interest therein) will be limited to the extent provided by any stock ownership guideline, anti-hedging policy, securities trading policy or other policy or procedure maintained by the Company from time to time.

11.Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be deemed effective or given upon  hand delivery or 5 days after deposit in the United States mail, postage prepaid and certified, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

12.Entire Agreement.  This Agreement, together with the relevant Notice and the Plan, contains the entire agreement between the parties with respect to the RSUs granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the RSUs granted hereunder shall be void and ineffective for all purposes.

13.Amendment; Termination.  This Agreement may be amended from time to time by the Administrator in its unilateral discretion; provided, however, that  this Agreement may not be modified in a manner that would have a materially adverse effect on the RSUs as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto; and provided further, that notwithstanding the foregoing, the Company may unilaterally choose to terminate and liquidate this Agreement at any time in the manner described in Treas. Reg. § 1.409A-3(j)(ix) or any successor provision.

14.Tax Compliance.

(a)This Agreement and the RSUs granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code and any regulations and Treasury guidance promulgated thereunder.  The foregoing, however, shall not be construed as a guarantee by the Company of any particular tax effect to you under this Agreement or with respect to the RSUs.  The Company shall not be liable to you for any additional tax, penalty, or interest under Section 409A of the Code, nor for reporting in good faith any taxable income with respect to the RSUs.

(b)The Company has no duty or obligation to minimize the tax consequences to you of this award of RSUs and shall not be liable to you for any adverse tax consequences to you arising in connection with this award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

(c)The Company will have the right and is hereby authorized to withhold from any transfer due under this Agreement, or from any other compensation or amount owing to you, applicable withholding taxes arising in connection with this award.

16.Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is available upon request to the Administrator.

17.No Funding.  This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms.  You have the status of a general unsecured creditor of the Company as a result of receiving the grant of RSUs.

18.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.  Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.

19.Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20.Counterparts.  This Agreement may be executed in counterparts, including by facsimile or .pdf electronic transmission and electronic mail (including .pdf), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any party by facsimile transmission or electronic mail will be as effective as delivery of a manually executed copy of this Agreement by such party.

21.Electronic Delivery of Documents.  By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

22.No Future Entitlement.  By your signing the Notice, you acknowledge and agree that:  (i) the grant of this award is a one-time benefit which does not create any contractual or other right to receive future grants of RSUs, or compensation in lieu of RSUs, even if RSUs have been granted repeatedly in the past or have been pre-approved by the stockholders of the Company for future grant; (ii) all determinations with respect to any such future grants and the terms thereof will be at the sole discretion of the Administrator, subject to satisfaction of applicable stockholder approval requirements; (iii) the value of the RSUs is not part of normal or expected compensation for any purpose; and (iv) no claim or entitlement to compensation or damages arises if the RSUs or the Common Stock subject thereto decrease or do not increase in value and you irrevocably release the Company from any such claim that does arise.

23.Personal Data.  For purposes of the implementation, administration and management of the RSUs or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of the Notice, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction.  You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the RSUs or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s).  You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country.  You understand that data will be held only as long as is necessary to implement, administer and manage the RSUs or effect a Corporate Transaction.  You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary.  You understand, however, that refusing or withdrawing your consent may affect your ability to accept an RSU award.